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                            Binghamton General, Inc.

                                      26.1

                         Certificate of Incorporation of

                            Binghamton General, Inc.

                                Filed May 3, 1990
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                          CERTIFICATE OF INCORPORATION.

                                       OF

                            BINGHAMTON GENERAL, INC.


                  1. The name of the corporation is

                            BINGHAMTON GENERAL, INC.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is:

                     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of common shares of stock which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500); all of such shares shall be without par value.

                  5A. The name and mailing address of each incorporator is as follows:

                  NAME                     MAILING ADDRESS
                  ----                     ---------------
           D. A. Hampton                   Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

           M. A. Brzoska                   Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

           L. J. Vitalo                    Corporation Trust Center

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
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

                  5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  NAME                     MAILING ADDRESS
                  ----                     ---------------
           John R. Lilly                   1199 Black Horse Pike
                                           Egg Harbor Township, NJ 08215

           Brian A. Parent                 1199 Black  Horse Pike
                                           Egg Harbor Township, NJ 08215

           Joseph G. Salomone              1199 Black  Horse Pike
                                           Egg Harbor  Township, NJ 08215

                  6. The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
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                  10. A director of the corporation shall not be personally
liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                  11. This certificate of incorporation shall be effective on May 7, 1990.



                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this lst day of May, 1990.

                                                         D. A. Hampton
                                                    -----------------------
                                                         D. A. Hampton

                                                         M. A. Brzoska
                                                    -----------------------
                                                         M. A. Brzoska

                                                         L. J. Vitalo
                                                    -----------------------
                                                         L. J. Vitalo